Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 6, 2001, on our audit of the financial statements of CyPost Corp. as of December 31, 2000, which report is included in the Annual Report on Form 10-KSB for the year ended December 31, 2000.

SIGNED

/s/ Goodswartz, Brown & Berns
November 29, 2001